                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ORLEANS HOMEBUILDERS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 1) Title of each class of securities to which transaction applies:
    _________________________________________________________________________

 2) Aggregate number of securities to which transaction applies:
    _________________________________________________________________________

 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    _________________________________________________________________________

 4) Proposed maximum aggregate value of transaction:
    _________________________________________________________________________

 5) Total fee paid:
    _________________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 1) Amount previously paid:
    _________________________________________________________________________

 2) Form, Schedule or Registration Statement No.:
    _________________________________________________________________________

 3) Filing Party:
    _________________________________________________________________________

 4) Date Filed:
    _________________________________________________________________________

                                  _____________

                           ORLEANS HOMEBUILDERS, INC.
                         One Greenwood Square, Suite 101
                                3333 Street Road
                          Bensalem, Pennsylvania 19020

                                  _____________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 5, 2003

                                  _____________

To the Stockholders of Orleans Homebuilders, Inc.:

         The Annual Meeting of Stockholders of Orleans Homebuilders, Inc. (the "Company") will be held on Friday, December 5, 2003, at 11:00 a.m., Philadelphia time, at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103 (Conference Room 3), for the following purposes:

         1. Election of directors;

         2. Approval of the Amendment to the Orleans Homebuilders, Inc. Incentive Compensation Plan;

         3. Approval of the Orleans Homebuilders, Inc. Stock Award Plan; and

         4. Transaction of such other business as properly may be brought before the meeting or any adjournment thereof.

         The board of directors has fixed the close of business on October 22, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. Only stockholders of record on the transfer books of the Company at the close of business on that date are entitled to notice of and to vote at the meeting.

         It is important that your shares be represented and voted at the meeting. Please mark, sign, date and return the enclosed proxy in the envelope provided for that purpose even if you plan to attend the meeting. A person giving a proxy has the power to revoke it by written notice to the secretary of the Company, and any stockholder who is present at the meeting may withdraw the proxy and vote in person. Stockholders who hold their shares through a broker (in "street name") should follow the voting instructions provided by their broker.

October 27, 2003

                                 By Order of the Board of Directors

                                 JOSEPH A. SANTANGELO,
                                 Secretary-Treasurer and Chief Financial Officer

                           ORLEANS HOMEBUILDERS, INC.

                             Corporate Headquarters:

                         One Greenwood Square, Suite 101
                                3333 Street Road
                          Bensalem, Pennsylvania 19020
                        Telephone Number: (215) 245-7500

                                 ______________

                                 PROXY STATEMENT

                                  _____________

         This proxy statement, which is being sent to stockholders on or about November 3, 2003, is furnished to stockholders of Orleans Homebuilders, Inc. in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the "Annual Meeting"), by order of the board of directors of the Company. The meeting will be held on Friday, December 5, 2003, at 11:00 a.m., Philadelphia time, at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania, 19103 (Conference Room
3) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         The record date of stockholders entitled to notice of and to vote at the meeting has been fixed as the close of business on October 22, 2003. Only stockholders of record at the close of business on the record date shall be entitled to notice of and to vote at the meeting.

         As of October 22, 2003, the Company had outstanding 12,742,565 shares of Common Stock, par value $.10 per share, which are eligible to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote.

                                TABLE OF CONTENTS


VOTING AND REVOCABILITY OF PROXIES.............................................1

ELECTION OF DIRECTORS..........................................................2

   Directors...................................................................3

   Executive Officers..........................................................3

   Committees and Meetings of the Board of Directors...........................4

   Compensation of Directors...................................................5

APPROVAL OF THE AMENDMENT TO THE...............................................5

   Eligibility.................................................................6

   Administration..............................................................6

   Bonus Payments Under the Incentive Plan.....................................6

   Amendment, Suspension or Termination........................................7

   Tax Aspects.................................................................8

APPROVAL OF THE ORLEANS HOMEBUILDERS, INC......................................8

   Purpose  ...................................................................8

   Number of Shares Subject to Grants..........................................8

   Administration..............................................................9

   Participants................................................................9

   Conditions of Vesting and Forfeiture........................................9

   Amendment, Suspension or Termination........................................9

   Change in Control...........................................................9

   Effective Date and Term.....................................................9

   Terms of Award..............................................................9

   Certain Federal Income Tax Consequences....................................10

   The Employee Retirement Income Security Act of 1974........................11

OTHER MATTERS.................................................................11

ADDITIONAL INFORMATION........................................................11

   Section 16(a) Beneficial Ownership Reporting Compliance....................11

   Security Ownership of Certain Beneficial Owners and Management.............12

[STUBBED]
                               TABLE OF CONTENTS

EXECUTIVE COMPENSATION........................................................14

   Summary Compensation Table.................................................14

   Aggregated Option Exercises in Last Fiscal Year and Fiscal
    Year-End Option Values....................................................15

   Option/SAR Grants Table....................................................15

   Performance Graph..........................................................15

   Compensation Committee Interlocks and Insider Participation................17

   Employment Contracts with Named Executives.................................17

COMPENSATION COMMITTEE REPORT.................................................18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................20

AUDIT COMMITTEE REPORT........................................................22

ADDITIONAL INFORMATION REGARDING THE AUDITORS.................................23

DEADLINE FOR FILING STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING.............23

ANNUAL REPORT ON FORM 10-K....................................................24

                       VOTING AND REVOCABILITY OF PROXIES

         Each share of outstanding Orleans Homebuilders, Inc. (the "Company") common stock, par value $.10 per share ("Common Stock"), entitles the holder to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting. Under the Company's by-laws, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists.

         Shares of the Company's Common Stock represented by any unrevoked proxy in the enclosed form will be voted in accordance with the specifications made on the proxy, if it is properly executed and received prior to voting at the Annual Meeting. Any properly executed proxy received on a timely basis on which no specification has been made by the stockholder will be voted (1) "FOR" the election as directors of the nominees listed herein (or for such substitute nominees as may be nominated in the event the initial nominees become unavailable); (2) "FOR" approval of the Amendment to the Orleans Homebuilders, Inc. Incentive Compensation Plan; (3) "FOR" approval of the Orleans Homebuilders, Inc. Stock Award Plan; and (4) in the discretion of the proxy committee of the board of directors, upon all other matters requiring a vote of stockholders which may properly come before the meeting and of which the board of directors was not aware a reasonable time before this solicitation.

         The enclosed proxy is being solicited on behalf of the board of directors of the Company and any costs of solicitation will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, the proxy, this proxy statement and the Annual Report, which are herewith enclosed. The solicitation will be conducted principally by mail, although directors, officers and regular employees of the Company may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.

         The proxy committee, selected by the board of directors, consists of Jeffrey P. Orleans, Chief Executive Officer and Chairman of the board of directors of the Company, and Benjamin D. Goldman, Vice Chairman of the board of directors of the Company. If the enclosed proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company or by delivering a duly executed proxy bearing a later date. The proxy shall be deemed revoked if a stockholder is present at the meeting and elects to vote in person.

         With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Under applicable Delaware law, votes that are withheld and broker non-votes will be excluded entirely from the vote and will not effect the outcome of the election of directors, as directors are elected by a plurality of votes cast. The proposals to approve the Amendment to the Orleans Homebuilders, Inc. Incentive Compensation Plan (the "Incentive Plan Proposal") and the Orleans Homebuilders, Inc. Stock Award Plan (the "Stock Award Plan Proposal," and together with the Incentive Plan Proposal, the "Plan Proposals") require the approval of a majority of the shares present, in person or by proxy, and entitled to vote at the meeting. Under applicable Delaware law, abstentions with respect to the Plan Proposals will have the same effect as votes against the proposals, and broker non-votes will have no effect on the outcome of the vote on the Plan Proposals. Jeffrey P. Orleans, Chairman of the board of directors and Chief Executive Officer, controls a majority of the voting power of the Common Stock. Mr. Orleans has informed the Company that he intends to vote his shares of Common Stock in favor of Proposal One, Proposal Two and Proposal Three, which means that these proposals will be approved regardless of the votes of the Company's other stockholders.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The stockholders are being asked to elect ten directors, who will comprise the entire board of directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified. The nominees are Messrs. Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans, Robert M. Segal, John W. Temple and Michael T. Vesey, all of whom are currently directors of the Company. Assuming a quorum is present, the ten nominees receiving the highest number of votes cast at the meeting will be elected directors. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of directors.

         In the event that any nominee for director should become unavailable, which event the board of directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the board of directors, unless otherwise indicated by the stockholder on the proxy.

Name                         Age     Present Position with the Company   Director Since
----                         ---     ---------------------------------   --------------
Benjamin D. Goldman(1)(2)    57      Vice Chairman of the Board               1992
Jerome S. Goodman(3)(5)(6)   69      Director                                 2001
Robert N. Goodman(3)(5)      51      Director                                 1994
Andrew N. Heine(3)           74      Director                                 1994
David Kaplan(4)              59      Director                                 1994
Lewis Katz (6)               61      Director                                 1987
Jeffrey P. Orleans(1)(2)(6)  57      Chairman of the Board and Chief          1983
                                     Executive Officer
Robert M. Segal              68      Director                                 2002
John W. Temple(4)(5)         66      Director                                 2002
Michael T. Vesey             44      Director, President and Chief            2001
                                     Operating Officer

___________________

(1) Member of the committee designated to administer the 1992 Stock Option Plan for Non-Employee Directors (the "1992 Director Option Plan Committee"), of which Mr. Orleans is Chairman (the "1992 Directors Option Plan").

(2) Member of the committee designated to administer the 1995 Stock Option Plan for Non-Employee Directors (the "1995 Director Option Plan Committee"), of which Mr. Orleans is Chairman (the "1995 Plan").

(3)   Member of the Audit Committee.

(4)   Member of the Compensation Committee.

(5) Member of the committee (the "1992 Incentive Stock Option Committee") designated to administer the 1992 Incentive Stock Option Plan
      (the "1992 Plan").

(6)   Member of the Executive Committee.

Directors

         Jeffrey P. Orleans has served as Chairman of the Board and Chief Executive Officer of the Company since September 1986. From September 1986 to May 1992, he also served as President of the Company. In addition, Mr. Orleans is a trustee of Pennsylvania Real Estate Investment Trust.

         Benjamin D. Goldman was elected Vice-Chairman of the Board in April 1998 and has been a director of the Company since May 1992. From May 1992 until April 1998, he served as President and Chief Operating Officer of the Company. Mr. Goldman has been a director of Sterling Bank of New Jersey since March 2002.

         Jerome S. Goodman has been a director of the Company since April 2001. Mr. Goodman was a director of Aetna Inc. from 1988 to May 2001. Mr. Goodman retired as Chairman of Travel One upon the sale of that firm to American Express Company on November 15, 1998. He had served as Chairman of Travel One from 1971 until 1998 and was the sole shareholder from 1971 to 1994. He was a trustee of Resource Asset Investment Trust, a real estate investment trust, from 1997 to 1999. Mr. Goodman is a director of The Maine Merchant Bank, LLC and Marlton Technologies, Inc.

         Robert N. Goodman has been a director of the Company since April 1994. Since 1998, he has served as President of Resmark Equity Partners, LLC (formerly known as Olympic Realty Advisors II, LLC), a finance company providing equity and debt capital for single family residential homebuilding projects in California. Mr. Goodman owns a controlling equity interest in JDT Consulting Group, the sole general partner of La Jolla Village Professional Center Associates, L.P., a California limited partnership.

         Andrew N. Heine has been a director of the Company since April 1994. For more than five years, Mr. Heine has been an attorney and private investor. Mr. Heine is a director of Citizens Communications Company.

         David Kaplan has been a director of the Company since April 1994. Since 1996, Mr. Kaplan has been a principal in Autumn Hill Capital, Inc., a real estate advisory and investment banking firm, and managing partner of Kingsbridge Partners LLC, a real estate investment firm. Prior to that time, he was a principal of Victor Capital Group, L.P., which engaged in real estate advisory services and investment banking.

         Lewis Katz has been a director of the Company since 1987. From 1972 to 1997, he was a partner in the law firm of Katz, Ettin, Levine, Kurzweil, Weber & Scialaeba, P.A., Cherry Hill, New Jersey, which has performed legal services for the Company in the past year, and he is now Of Counsel to such law firm. Mr. Katz is a director of Central Parking Corporation.

         Robert M. Segal has been a director of the Company since August 2002. For more than five years, Mr. Segal has been a partner in the law firm Wolf, Block, Schorr and Solis-Cohen LLP, which serves as general counsel to the Company.

         John W. Temple has been a director of the Company since April 2002. For more than five years, Mr. Temple has been the President and Chief Executive Officer of Temple Development Company, a real estate development company.

         Michael T. Vesey has been a director of the Company since September 2001 and has served as President and Chief Operating Officer of the Company since April 1998. From July 1994 to April 1998, he was the Executive Vice President-Project Management of the Company.

Executive Officers

         In addition to Messrs. Orleans, Goldman and Vesey, the following persons serve as executive officers of the Company:

         Robert Fitzsimmons, 50, has been the President of Masterpiece Homes, Inc. ("MHI"), a wholly-owned subsidiary of the Company, since the Company's acquisition of MHI in July 2003. For more than five years prior to the Company's acquisition of MHI, Mr. Fitzsimmons had been the President and a member of the Board of Directors of MHI.

         Thomas Gancsos, 50, has been the Company's Division Manager for Richmond, Virginia, since the Company acquired Parker & Lancaster Corporation ("PLC") in October 2000. Prior to that, he had been the Division Manager for PLC since December 1999. From January 1998 through November 1999, Mr. Gancsos was self-employed as a consultant and builder of custom homes and, from November 1995 through December 1997, he was the President of the Mid-Atlantic Region for Ryland Group, a builder of residential homes.

         J. Russell Parker, III, 59, has been the President of PLC and Parker & Orleans Homebuilders, Inc., both wholly-owned subsidiaries of the Company, since the Company's acquisition of PLC in October 2000. Prior to the Company's acquisition of PLC, Mr. Parker had been the President and Chief Executive Officer of PLC since 1997.

         L. Anthony Piccola, 59, has been the Company's Division Manager for Raleigh, North Carolina, since the Company acquired PLC in October 2000. Prior to that, he was employed by PLC as the Division Manager for Raleigh for more than five years.

         Joseph A. Santangelo, 49, is Chief Financial Officer, Treasurer and Secretary of the Company. He has held the position of Chief Financial Officer since July 1994, and he has been Treasurer and Secretary of the Company since 1987.

         Gary G. Schaal, 53, is Executive Vice President-Sales and Marketing of the Company. He has held that position since September 1995.

         Thomas Vesey, 39, has been the Company's Division Manager for Charlotte, North Carolina, since January 2002. Prior to that, he had been employed by the Company from March 2000 to December 2001 to assist the Company in evaluating and identifying opportunities for expansion into additional markets and to assimilate acquisitions into the Company's operations. From April 1997 to March 2000, Mr. Vesey was employed by Hovnanian Enterprises, Inc. as the Northeast Region Purchasing Manager. Mr. Vesey is the brother of Michael T. Vesey, President and Chief Operating Officer of the Company.

         All of the Company's executive officers serve at the discretion of the board of directors.

Committees and Meetings of the Board of Directors

         The board of directors held three meetings and acted twice by unanimous consent during the fiscal year ended June 30, 2003 ("Fiscal 2003"). During Fiscal 2003, all incumbent directors attended in person or by conference call at least 75% of the total number of meetings of the board of directors and meetings of the committees of the board of directors on which they served during their incumbency, except that Messrs. Heine, Kaplan, and Katz attended two of the three meetings of the board of directors held during Fiscal 2003 and Mr. Kaplan attended two of the three Fiscal 2003 audit committee meetings held while he was a member of that committee.

         The Company has standing Executive, Audit, Compensation, 1992 Incentive Stock Option, 1992 Director Option Plan and 1995 Director Option Plan Committees. The board of directors does not have a standing Nominating Committee. The functions of a Nominating Committee are carried on by the board of directors as a whole.

         The Executive Committee is comprised of Jeffrey P. Orleans, Jerome S. Goodman and Lewis Katz. The Executive Committee has and exercises the authority of the board of directors in the management of the business and affairs of the Company between meetings of the board of directors. During Fiscal 2003, the Executive Committee did not hold meetings, but acted once by written consent.

         The Audit Committee is comprised of Jerome S. Goodman, Robert N. Goodman and Andrew N. Heine, each of whom is independent as that term is defined in Section 121(A) of the current listing standards of the American Stock Exchange. The Audit Committee selects the independent accountants, reviews with the independent accountants and management the adequacy of the system of internal accounting controls of the Company and discusses with management and the independent accountants the Company's annual financial statements and principal accounting matters. During Fiscal 2003, the Audit Committee met five times.

         The Compensation Committee is comprised of David Kaplan and John W. Temple. The Compensation Committee reviews the general compensation arrangements and structure of the Company, reviews salaries and other compensation arrangements for the executive officers and other key employees of the Company and makes recommendations concerning such compensation to the board of directors. The Compensation Committee met once during Fiscal 2003. The Compensation Committee also met in August 2003 to discuss and approve bonuses payable to the Company's executive officers and other key employees for Fiscal 2003.

         None of the committees that administer the Company's stock incentive plans held meetings in Fiscal 2003.

Compensation of Directors

         Each director who is not an employee of the Company is entitled to receive a basic fee of $6,000 annually for his service on the board of directors. This fee is paid in four equal quarterly installments and pro rated for service less than a full year. In addition, each non-employee director is entitled to receive an attendance fee of $5,000 for each board meeting ($2,500 if attending via teleconference) and $500 for each committee meeting. Any director who is also an employee of the Company is not separately compensated for his service as a director.

         In addition to cash compensation, the Company has in the past granted directors options to acquire Common Stock. Pursuant to the 1992 Directors Option Plan, Mr. Katz received options to acquire 25,000 shares of Common Stock, which have been exercised. Pursuant to the 1995 Plan, Messrs. Robert N. Goodman, Heine and Kaplan were each granted options to acquire 25,000 shares of Common Stock in 1995, which are fully vested. Pursuant to the 1995 Plan, each of Messrs. Robert
N. Goodman, Heine, Kaplan and Katz were also each granted options to acquire 10,000 shares of Common Stock in 1998, which are fully vested. All stock options were issued at the fair market value of the Common Stock on the date of grant.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE
                             NOMINEES FOR DIRECTOR.



                                  PROPOSAL TWO

                        APPROVAL OF THE AMENDMENT TO THE
             ORLEANS HOMEBUILDERS, INC. INCENTIVE COMPENSATION PLAN

         The board of directors, and the Compensation Committee of the board of directors, believe it is important to align the interests of the Company's executive officers with those of the stockholders, and have operated an incentive compensation plan since its initial adoption by the board of directors on July 18, 1994, that provides for annual bonus compensation that is directly related to the Company's net pre-tax profits. These bonus arrangements, including the use of the Company's net pre-tax profit and the formulation by which individual bonuses are determined, were established and approved by the Compensation Committee and have been reviewed annually. The Orleans Homebuilders, Inc. Incentive Compensation Plan (the "Incentive Plan"), as adopted by the board of directors as of October 23, 2002, and approved by the Company's stockholders, is an amendment and restatement of the incentive compensation plan initially adopted by the board of directors in 1994. The amendment to the Incentive Plan, adopted by action of the Company's board of directors as of October 1, 2003 (the "2003 Amendment"), is subject to approval by the Company's stockholders. Therefore, no bonuses will be payable under the Incentive Plan, as determined after taking into account the 2003 Amendment, unless and until the 2003 Amendment has been disclosed to and approved by the Company's stockholders.

         The board of directors of the Company recommends that the stockholders of the Company ratify and approve the 2003 Amendment.

         While the Incentive Plan generally continues the incentive compensation plan that has been in effect since 1994, the 2003 Amendment will permit the administrative committee for the Incentive Plan (hereinafter, the "Incentive Plan Committee") to cause payment of all or of any portion of an approved bonus award payable under the Incentive Plan to be made by means of a transfer to such participant of shares of the Company's Common Stock which may be subject to certain terms and conditions. Under the Incentive Plan, the number of shares of Common Stock transferred to a participant in the Incentive Plan in lieu of the cash bonus will be determined by reference to a per share exchange equal to a price that is at least 75%, and is not more than 100%, of the closing price of shares of the Company's Common Stock on the first business day following the end of the relevant performance period, as established under the terms of the Incentive Plan, to which the bonus award relates. Shares of the Company's common stock will be transferred to participants in the Incentive Plan in the form of a stock award granted under the Company's Stock Award Plan, which plan is also proposed for approval by the Company's stockholders. The terms of the stock award with respect to such matters as vesting and conditions of forfeiture, as well as any restrictions that may be placed on the transfer or other disposition of the shares, will be established by the Incentive Plan Committee. These terms and conditions will be established as the Incentive Plan Committee deems appropriate, at its sole discretion.

         The following summary of the material features of the Incentive Plan, as modified by the 2003 Amendment, does not purport to be complete and is qualified in its entirety by the full text of the Incentive Plan, as amended, a copy of which is attached as an Appendix to the copy of this Proxy Statement filed by the Company with the Securities and Exchange Commission.

Eligibility

         The executives and key employees who are eligible to participate in the Incentive Plan are: Jeffrey P. Orleans, Chairman of the Board and Chief Executive Officer of the Company; Benjamin D. Goldman, Vice Chairman of the Board; Michael T. Vesey, President and Chief Operating Officer; and those other executive officers and key employees who are designated as participants by the Incentive Plan Committee. No participant in the Incentive Plan will be entitled to any bonus payment if the participant has ceased to be employed by the Company or any affiliate of the Company prior to the date of payment, other than where the participant's employment has terminated by reason of death, disability or retirement.

Administration

         The Incentive Plan Committee will be the Compensation Committee of the Board unless another committee is established by the board of directors to act as the Incentive Plan Committee. The membership of the Incentive Plan Committee will in all events consist of two or more members of the board of directors each of whom qualifies as an "outside" director under certain Treasury Regulations that relate to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Million Dollar Cap Rules"). The Incentive Plan Committee has the authority and the responsibility for administering the Incentive Plan in a manner consistent with its terms, making any and all discretionary determinations that are required or permitted to be made under the terms of the Incentive Plan, and interpreting the Incentive Plan document.

Bonus Payments Under the Incentive Plan

         No amounts are payable as bonuses under the terms of the Incentive Plan for any plan year (which is the same as the Company's fiscal year) unless the Company recognizes some level of net pre-tax profits for that fiscal year. For these purposes, the Company's net pre-tax profits are the Company's consolidated operating profits determined before taxes and without taking into account nonrecurring items, income or loss arising from extraordinary items, discontinued operations, debt repurchases at a discount, or any bonuses paid or accrued under the Incentive Plan. The Company's net pre-tax profits are calculated in accordance with generally accepted accounting principles.

         If there are net pre-tax profits for a fiscal year, the Incentive Plan Committee will certify the level of such profits and 8% of such profits will be paid out as bonuses. The bonus payable to Jeffrey P. Orleans with respect to each plan year is 3% of the Company's net pre-tax profit for that year and the bonus payable to Michael T. Vesey with respect to each plan year is 1 1/2% of the Company's net pre-tax profit for that year. The bonus payable to any other participant in the Incentive Plan will be determined by the Incentive Plan Committee, but in no event will the bonus payable to any such other individual exceed 1 1/2% of the Company's net pre-tax profits for the plan year. The Incentive Plan Committee has no authority to increase the maximum bonus payable to any participant under the Incentive Plan with respect to any plan year.

         If the 2003 Amendment is approved by the Company's stockholders, the bonuses payable under the Incentive Plan, as described above, may be paid in whole or in part by means of a transfer of shares of the Company's Common Stock to the participant in the Incentive Plan, the number of shares being transferred being determined by conversion of the cash value of the bonus (or portion being paid by means of a share transfer) into a number of shares using for this purpose a per share valuation that is equal to not less than 75%, and not more than 100%, of the closing price of the shares on the first business day following the end of the Performance Period to which the bonus relates. The shares of the Company's common stock will be transferred in the form of an award under the Company's Stock Award Plan and shall be subject to requirements as to vesting, conditions of forfeiture and restrictions on transfer or disposition as the Incentive Plan Committee deems appropriate, at its sole discretion. The conversion of any portion of a participant's bonus under the Incentive Plan into a stock award shall not become applicable with respect to any participant who is a "covered employee" (as that term is defined for purposes of the Million Dollar Cap Rules discussed below) until the first performance period established pursuant to the Incentive Plan that commences following the date the 2003 Amendment was adopted, unless the compensation payable to such covered employee would not be subject to the limitations on deductibility imposed on the Company pursuant the Million Dollar Cap Rules.

         The following table sets forth the benefits paid under the terms of the Company's incentive compensation plan for Fiscal 2003, which plan is being continued, subject to the 2003 Amendment if approved by the stockholders:


                                                                Percentage of
 Name                                         Amount           Pre-Tax Profits
 ----                                       ----------         ---------------
 Jeffrey P. Orleans, Chairman & CEO         $1,486,350              3.0%
 Benjamin D. Goldman, Vice .Chairman           525,000              1.1%
 Michael T. Vesey, President & CEO             743,175              1.5%
 All Executive Officers as a Group           2,969,525              6.0%
 All Other Officers and Key
   Employees as a Group                      1,009,075              2.0%


Amendment, Suspension or Termination

         The board of directors has the right to amend or terminate the Incentive Plan in whole or in part at any time. Unless it is otherwise prohibited by law, any amendment that may be required to conform the Incentive Plan to the performance-based compensation requirements of the Million Dollar Cap Rules may be made by the Incentive Plan Committee, without action by the entire board of directors. The Incentive Plan may not, however, be amended if that amendment would change the class of individuals who are eligible to participate in the Incentive Plan, or the formula by which maximum bonus payments are determined, without stockholder approval.

Tax Aspects

         Amounts payable as bonuses pursuant to the Incentive Plan will be taxable compensation income to the participant for the taxable year in which the bonus is actually paid. In general, compensation paid to employees of the Company constitutes a compensation expense that is deductible for purposes of the Company's federal income tax determination. Compensation in excess of $1,000,000 payable to any one of the Company's chief executive officer or any of its other four highest paid officers for any taxable year may, however, be non-deductible because of the disallowance of that deduction under the Million Dollar Cap Rules. It is intended that amounts payable as bonuses pursuant to the provisions of the Incentive Plan will qualify as "performance-based" compensation that is exempt from the limitations otherwise imposed pursuant to the Million Dollar Cap Rules.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
             THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S
                           INCENTIVE COMPENSATION PLAN



                                 PROPOSAL THREE

                   APPROVAL OF THE ORLEANS HOMEBUILDERS, INC.
                                STOCK AWARD PLAN

         The board of directors adopted as of October 1, 2003, subject to stockholder approval, and now recommends for approval by the stockholders, a new restricted stock plan, designated as the Orleans Homebuilders, Inc. Stock Award Plan (the "Stock Award Plan"). The following is a summary of the material terms of the Stock Award Plan, and is qualified in all respects by the text of the Stock Award Plan, a copy of which is attached as an Appendix to the copy of this Proxy Statement filed by the Company with the Securities and Exchange Commission. No awards may be made under the Stock Award Plan unless and until it is approved by the Company's stockholders.

         Under the Stock Award Plan, the Company may make grants of shares of the Company's Common Stock ("Awards"), which may or may not be subject to restrictions, to those persons eligible to participate.

Purpose

         The purpose of the Stock Award Plan is to advance the interests of the Company, its shareholders and its subsidiaries by providing selected employees and members of the board of directors, upon whom the Company's sustained growth and financial success depend, the opportunity to acquire or increase their proprietary interest in the Company through issuances of shares, and to work in conjunction with the provisions of the Company's Incentive Plan, so as to permit all or a portion of the bonus awards payable under the Incentive Plan to be paid by means of a transfer of shares under the Stock Award Plan. The Stock Award Plan is also to provide employees receiving shares with additional incentive to devote themselves to the future success of the Company and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend.

Number of Shares Subject to Grants

         The Stock Award Plan provides for the grant of stock awards (each, an "Award") of up to an aggregate of 400,000 shares of the Company's Common Stock, assuming approval of the Stock Award Plan being submitted for shareholder approval at the Annual Meeting. The number of shares of Common Stock which may be granted under the Stock Award Plan is subject to adjustment to reflect changes in the Company's capitalization. Any Common Stock which has been conveyed back to the Company pursuant to the terms of the Award under which the Common Stock was granted will thereafter be available for further grant under the Stock Award Plan.

Administration

         The Stock Award Plan is administered by a committee or committees designated by the Board of Directors or by the Board of Directors itself in its administrative capacity with respect to the Stock Award Plan (any committee of the Board of Directors with administrative responsibility with respect to the Stock Award Plan, or the Board of Directors itself, as the case may be, is referred to as the "Stock Award Plan Committee"). Subject to the conditions set forth in the Stock Award Plan, the Stock Award Plan Committee has full and final authority to determine the number of shares of Common Stock that shall be subject to any Award, the individual employees to whom and the time or times at which such Awards shall be granted, the purchase price, if any, for the shares subject to any Award, and the terms and provisions of the Award Agreement, which may vary from Award to Award, all at the discretion of the Stock Award Plan Committee. The Committee has the power and authority to (i) interpret the Stock Award Plan, (ii) adopt, amend and revoke rules and regulations for its administration that are not inconsistent with the express terms of the Stock Award Plan, and (iii) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by Awards or constitute a material amendment for any other purpose under the Internal Revenue Code. The actions of the Committee are final, binding and conclusive on all parties in interest.

Participants

         Awards may be granted under the Stock Award Plan to any person who is a an employee of the Company or any of its subsidiaries. As of June 30, 2003, there were approximately 405 employees eligible to participate in the Stock Award Plan. The Stock Award Plan Committee has the sole discretion to determine whether an individual is an employee eligible to participate in the Stock Award Plan.

Conditions of Vesting and Forfeiture

         The Stock Award Plan Committee may specify in an agreement governing the terms of an Award (an "Award Agreement") any conditions under which the recipient of such Award may be required to forfeit the shares of Common Stock covered by such Award either upon termination of the recipient's employment or otherwise, and the terms and conditions under which an Award may become vested.

Amendment, Suspension or Termination

         The Board may at any time and from time to time amend, suspend or terminate the Stock Award Plan, but may not, without the approval of the Company's stockholders, change the class of individuals eligible to receive an Award or increase the maximum number of shares subject to Awards that may be granted under the Stock Award Plan.

Change in Control

         In the event there is a change in control with respect to the Company, as that is defined in the Stock Award Plan, the Stock Award Plan Committee may take whatever action it deems necessary or desirable with respect to Awards which have not yet fully vested, including, without limitation, accelerating the vesting date applicable to such Awards.

Effective Date and Term

         The effective date of the Stock Award Plan is October 1, 2003. The Stock Award Plan will terminate on the tenth anniversary of the date of its adoption unless earlier terminated by the board of directors at its discretion.

Terms of Award

         The Stock Award Plan Committee will determine the terms and conditions, if any, applicable to Awards, which may include a period during which the Common Stock subject to the Award may not be sold, assigned, transferred, pledged or otherwise encumbered, conditions or a period of time before which the Awards are not vested, and conditions in which the Awards are forfeited back to the Company, and a purchase price that is required to be paid for receipt of an Award. Unless otherwise determined by the Stock Award Plan Committee, a recipient of an Award will have the same rights as an owner of Common Stock, including the right to receive cash distributions and to vote the Common Stock, assuming the purchase price for the shares, if any, has been paid. Awards under the Stock Award Plan are to be evidenced by a written Award Agreement in such form as is approved by the Stock Award Plan Committee.

Certain Federal Income Tax Consequences

         The Stock Award Plan is not subject to the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         If an Award is granted under the Stock Award Plan, the recipient may or may not be subject to restrictions during a vesting period established with respect to the Award. If an Award is fully vested as of the date it is granted, the excess of the value of the shares transferred pursuant to the Award over the amount, if any, that the recipient is required to pay for the shares is treated as ordinary compensation income to the recipient, and will be a deductible compensation expense to the Company (subject to limitations on deductibility generally applicable to compensation payments). If the Award is subject to restrictions during a vesting period that are properly treated as constituting a "substantial risk of forfeiture" for federal income tax purposes, the recipient of an Award will generally include in his or her taxable income for federal income tax purposes the value of the shares over the amount, if any, paid for the shares, as of the dates the shares become vested. This income will be treated as ordinary compensation income in determining his or her tax liability for the relevant year (as explained below).

         In general, if property is transferred to an individual in connection with arrangements related to compensation for services provided by that individual, the excess of the fair market value of the property transferred over the purchase price paid for the property, if any, is treated as taxable compensation income (that is taxed as additional ordinary income). In the case of an Award granted for no purchase price, the full value of the shares transferred will be treated as compensation income of the grantee. This income must be recognized, absent an election under Section 83(b) of the Code, as explained below, at the time the shares cease to be subject to a "substantial risk of forfeiture."

         If shares transferred pursuant to an Award are subject to forfeiture on, for example, a termination of employment of the recipient prior to the date the shares "vest," that forfeiture possibility would normally be treated as constituting a substantial risk of forfeiture for these purposes. The recipient of such an Award would normally recognize the value of the shares granted as they become vested, taking into account the value not as of the date the Award was granted, but as of the vesting date of the shares. On a sale of the shares, the Award recipient would calculate his or her capital gain or loss by reference to the value of the shares on the vesting date, and would determine the character of the gain or loss as long or short term by measuring the holding period starting as of the vesting date.

         The recipient of an Award that is subject to vesting may, however, make an election under Section 83(b) of the Code. Such an election will cause the recipient to recognize an amount of ordinary income equal to the fair market value of the shares transferred as of the date the Award is granted (rather than as of the vesting date), and on a subsequent sale of those shares, the holding period would also be calculated by reference to the grant date rather than the vesting date. If the shares are subsequently forfeited, the employee may not be able to claim a loss under applicable tax rules (which only permit recognition of a loss if there has been a purchase price paid for the shares, and only to the extent of such purchase price).

         To make an election under Section 83(b) of the Code, a recipient of an Award that is subject to vesting must file the election no later than 30 days after the date the Award has been granted. This is done by filing a written statement with the IRS office where the employee files his or her returns, and a copy with the Company. A copy of the filing must also be included in the participant's tax return for the year of the purchase. The 83(b) election statement must contain the following information: the name, address and taxpayer identification number of the taxpayer, a description of the shares received, the date of the Award and the taxable year for which the election is made, the nature of the restrictions on the shares, the fair market value of the shares as of the Award date, the purchase price paid for the shares, if any, and a statement indicating that copies of the election have been furnished to other persons as required. The statement must be signed and must indicate that it is made under Section 83(b) of the Code. A copy of the 83(b) election is also required to be filed along with the Award recipients federal income tax return for the year in which the Award was granted.

         In connection with any event relating to an Award, the Company may require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the deliver or transfer of any certificate for such shares or take whatever other action the Company deems necessary to protect its interests with respect to tax liabilities. The Company's obligations under the Stock Award Plan shall be conditioned on the Award recipient's compliance to the Company's satisfaction, with any tax withholding requirement.

The Employee Retirement Income Security Act of 1974

     The Stock Award Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                           THE PROPOSAL TO APPROVE THE
                   ORLEANS HOMEBUILDERS, INC. STOCK AWARD PLAN



                                  OTHER MATTERS

         The board of directors is not aware at present of any other matters which will or may come before the meeting and which require a vote of the stockholders. If any such matter is properly brought before the meeting, the proxy committee will vote thereon in its discretion, to the extent permitted by the rules and regulations of the Securities and Exchange Commission and Delaware corporate law. You are urged to mark, sign and date your proxy and return it immediately.

                             ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

         Based on the Company's review of the copies of the reports received by it, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all filings required to be made by the reporting persons for Fiscal 2003 were made on a timely basis except that: Mr. Joseph A. Santangelo failed to timely report on Form 4 his exercise of options to acquire 20,000 shares of Common Stock in January 2003; Mr. Jeffrey P. Orleans failed to timely file a Form 5 for the fiscal year ended June 30, 2002 for the deferral of principal payments and extension of the expiration of the right to convert the principal amount outstanding under the Convertible Subordinated 7% Note held by Mr. Orleans; Mr. Gary G. Schaal failed to timely report on Form 4 his exercise of options to acquire 10,000 shares of Common Stock in March 2003; Mr. John W. Temple failed to timely report on Form 4 his purchase of 5,000 shares of Common Stock in February 2003 and his purchases of 4,900, and 100 shares of Common Stock in March 2003; and Mr. Parker failed to timely report on Form 4 his sale of 300 shares of Common Stock in June 2003. Messrs. Santangelo, Orleans, Schaal, Temple and Parker have since filed the appropriate Section 16(a) reports with respect to these transactions.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of the close of business on September 30, 2003, certain information with respect to the holdings of (i) each director or nominee for director and each of the executive officers named in the Summary Compensation Table, (ii) all executive officers, directors and nominees for director as a group, and (iii) each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Company's shares of Common Stock, based upon Company records or Securities and Exchange Commission records. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                                                 Number of Shares        Percent of
Name of Beneficial Owner                                                        Beneficially Owned         Class
------------------------                                                        ------------------       ----------
Jeffrey P. Orleans, Chairman and Chief Executive Officer...............          11,310,528 (1)            70.4%
Benjamin D. Goldman, Vice Chairman of the Board........................           1,146,221 (2)             9.0%
Jerome S. Goodman, Director............................................             368,000                 2.9%
Robert N. Goodman, Director............................................              50,000 (3)               *
Andrew N. Heine, Director..............................................              35,000 (3)               *
David Kaplan, Director.................................................              69,000 (3)               *
Lewis Katz, Director...................................................             489,000 (4)             3.8%
Robert M. Segal, Director..............................................              68,000                   *
John W. Temple, Director...............................................              26,000                   *
Michael T. Vesey, Director and President and Chief Operating Officer...             501,750 (5)             3.8%
Robert Fitzsimmons, President, Masterpiece Homes, Inc..................              30,000                   *
Thomas Gancsos, Division Manager.......................................                - 0-                   *
J. Russell Parker, III, President, Parker Lancaster Corporation;
  Parker & Orleans Homebuilders, Inc...................................             194,506 (6)             1.5%
L. Anthony Piccola, Division Manager...................................              20,256 (7)
Joseph A. Santangelo, Chief Financial Officer..........................             102,500 (8)               *
Gary G. Schaal, Executive Vice President...............................              85,000 (9)               *
Thomas Vesey, Division Manager.........................................               - 0 -                   *
All directors and executive officers
  as a group (17 persons)..............................................          14,495,761(10)            86.5%

-------------------
*        Less than 1% of the outstanding shares of Common Stock of the Company.
(1) The shares reflected include (a) 5,000 shares of 10,000 shares owned by a privately-held corporation, of which Mr. Orleans is a 50% stockholder, (b) 1,333,334 shares which continue to be issuable upon conversion of the $2,000,000 remaining on Company's $3,000,000 Convertible Subordinated 7% Note, (c) 42,000 shares owned by a privately held partnership, of which Mr. Orleans is a majority partner,
         (d) 2,000,000 shares issuable upon conversion of 100,000 shares of the Company's Series D Preferred Stock, which has a liquidation value of $3,000,000, and (e) 36,400 shares (for which Mr. Orleans disclaims beneficial ownership) owned by the Jeffrey P. Orleans Charitable Foundation. The address of Mr. Orleans is c/o Orleans Homebuilders, Inc., 3333 Street Road, Suite 101, Bensalem, Pennsylvania 19020.
(2) The shares reflected include 606,282 shares (for which Mr. Goldman disclaims beneficial ownership) held in separate trusts and custodial accounts for the benefit of the children of Mr. Orleans, as to which Mr. Goldman is, in each case, sole trustee or custodian. The address of Mr. Goldman is c/o Orleans Homebuilders, Inc., 3333 Street Road, Suite 101, Bensalem, Pennsylvania 19020.
(3) The shares reflected include 35,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2003.
(4) The shares reflected include 10,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2003.
(5) The shares reflected include (a) 750 shares (for which Mr. Vesey disclaims beneficial ownership) held as custodian for Mr. Vesey's minor daughters, and (b) 335,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2003.

(6) The shares reflected include an aggregate of 61,502 shares Mr. Parker is entitled to receive in equal installments on October 12, 2003 and 2004 pursuant to his employment agreement with PLC and an aggregate of 61,502 shares Mr. Parker is entitled to receive in equal installments on October 12, 2003 and 2004 pursuant to the Company's acquisition of PLC.
(7) The shares reflected include an aggregate of 5,064 shares Mr. Piccola is entitled to receive in equal installments on October 12, 2003 and 2004 pursuant to his employment agreement with PLC and an aggregate of 5,064 shares Mr. Piccola is entitled to receive in equal installments on October 12, 2003 and 2004 pursuant to the Company's acquisition of PLC.
(8) The shares reflected include 50,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2003 and 52,500 shares as to which Mr. Santangelo has shared voting power.
(9) The shares reflected include 50,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2003.
(10) The shares reflected consist of (a) 550,000 shares subject to options that are currently exercisable or will become exercisable with 60 days of September 30, 2003, (b) 1,333,334 shares which continue to be issuable upon conversion of the $2,000,000 remaining on Company's $3,000,000 Convertible Subordinated 7% Note, (c) 2,000,000 shares issuable upon conversion of 100,000 shares of the Company's Series D Preferred Stock, which has a liquidation value of $3,000,000, and (d) 133,132 shares Messrs. Parker and Piccola are entitled to receive in equal installments on October 12, 2003 and 2004.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information as to all compensation paid by the Company for services in each of the Company's last three fiscal years ended June 30 to: (i) the Company's Chief Executive Officer and (ii) the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of Fiscal 2003 and whose total annual salary and bonus exceeded $100,000 in Fiscal 2003 (together with the Chief Executive Officer, the "Named Executive Officers").

                                                   Annual Compensation


                                                                                                        Restricted
                                                                                      Other Annual     Stock Awards
Name and Principal Position              Fiscal Year      Salary          Bonus       Compensation          $
---------------------------              -----------      ------          -----       ------------     ------------
Jeffrey P. Orleans                          2003         $300,000     $1,486,350      $114,378(1)          $ --
  Chairman and CEO                          2002          300,000        954,570         3,400               --
                                            2001          300,000        559,366         3,400               --

Benjamin D. Goldman                         2003          225,000        525,000         3,667(2)(3)         --
  Vice Chairman of the Board                2002          225,000        416,500         3,400               --
                                            2001          237,500        275,000         3,400               --

Michael T. Vesey                            2003          235,000        743,175         3,667(2)(3)         --
  President and Chief Operating Officer     2002          217,500        477,285         3,400               --
                                            2001          200,000        279,683         3,400               --

J. Russell Parker                           2003          220,000        225,623(4)      5,500(2)(3)         --
  President                                 2002          220,000        415,300         5,289               --
  Parker & Orleans Homebuilders, Inc.       2001          152,307        119,953         3,808          192,194 (5)
  Parker Lancaster Corporation

Thomas Gancsos                              2003          152,000        279,398(6)      4,209(2)(3)         --
  Division Manager                          2002          152,000        200,577(6)      4,565               --
                                            2001           94,846         67,492(6)      2,055               --

-------------------
(1) For years other than Fiscal 2003, the amount shown is the amount contributed by the Company to a 401(k) (defined contribution) retirement plan for the benefit of Mr. Orleans. In addition to the contribution to the 401(k) plan, for years other than Fiscal 2003, Mr. Orleans also received other personal benefits, the value of which did not exceed for any fiscal year the lesser of $50,000 or 10% of his annual salary and bonus for that fiscal year. For Fiscal 2003, the amount shown includes $94,844 for Mr. Orleans' personal use of aircraft owned or paid for by the Company; Company contributions to a 401(k) plan on behalf of Mr. Orleans; amounts paid by the Company for group life insurance, medical insurance and certain automobile expenses.

(2) The amount shown is the amount contributed by the Company to a 40l(k) (defined contribution) retirement plan.

(3) The Named Executive Officers also received various other personal benefits, the value of which did not exceed for any fiscal year as to such person the lesser of $50,000 or 10% of his annual salary and bonus.

(4) Consists of incentive compensation awarded pursuant to an employment agreement entered into by PLC and Mr. Parker, a former PLC shareholder, in connection with the Company's acquisition of PLC in October 2000. This employment agreement expired on October 12, 2003.

(5) Consists of the fair market value of 123,004 shares of Common Stock that, pursuant to Mr. Parker's employment agreement with PLC entered into on October 12, 2000, the Company is, subject to certain conditions, required to issue to Mr. Parker in four equal annual installments starting on October 12, 2001. The fair market value of the shares is determined as of October 12, 2000. As of the end of Fiscal 2003, the fair market value of the shares not yet issued to Mr. Parker was $658,071, based upon the closing price of the Common Stock on June 30, 2003.

(6) Excludes amounts paid by Mr. Parker to Mr. Gancsos pursuant to an arrangement between Mr. Parker and Mr. Gancsos entered into prior to the Company's acquisition of PLC in Fiscal 2001. For Fiscal 2001, the amount paid by Mr. Parker was $16,540 and for Fiscal 2002, the amount was $48,180. Mr. Parker has not yet made any payment under the arrangement with respect to Fiscal 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
Option Values

         The following table sets forth individual exercises of stock options during Fiscal 2003 and year-end values by the Named Executive Officers.




                                                            Number of Securities
                                                           Underlying Unexercised          Value of Unexercised
                                                                Options at                 In-the-Money Options
                            Shares                           June 30, 2003 (#)             At June 30, 2003($)(1)
                         Acquired on         Value       ----------------------------- -----------------------------
             Name        Exercise(#)     Realized ($)     Exercisable    Unexercisable  Exercisable   Unexercisable
--------------------------------------- ---------------- --------------- ------------- -------------- -------------
Jeffrey P. Orleans            --              --                  --              --             --             --
Benjamin D. Goldman           --              --                  --              --             --             --
Michael T. Vesey              --              --             335,000              --      3,034,250             --
J. Russell Parker, III        --              --                  --              --             --             --
Thomas Gancsos                --              --                  --              --             --             --

-------------------
(1) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing market price of the Company's Common Stock on June 30, 2003 was $10.70 per share.

Option/SAR Grants Table

         Neither the Chief Executive Officer nor the other Named Executive Officers were granted stock options or stock appreciation rights during Fiscal 2003.

Performance Graph

         The graph set forth below compares the yearly percentage change in the cumulative total stockholder return on the Common Stock of the Company during the five years ended June 30, 2003 with (1) the cumulative total return on the American Stock Exchange Index and (2) the cumulative total return on a selected peer group index. The Company's peer group is the Standard & Poor's Homebuilding Index. The comparison assumes $100 was invested on June 30, 1998 in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of any dividends. The closing market price of the Company's Common Stock as of June 30, 2003 was $10.70 per share.

                                [GRAPHIC OMITTED]

                                                                     Years Ending

                                    June 1998    June 1999    June 2000     June 2001    June 2002    June 2003
                                    ---------    ---------    ---------     ---------    ---------    ---------
ORLEANS HOMEBUILDERS, INC.             100.00        78.95        65.81        126.74       360.00       450.53
AMEX MARKET VALUE (U.S. & FOREIGN)     100.00       109.74       131.83        120.58       104.26       111.04
S & P HOMEBUILDING                     100.00        84.21        61.95        108.67       160.55       195.03


Compensation Committee Interlocks and Insider Participation

         Mr. Katz served on the Compensation, 1992 Director Option Plan and 1992 Incentive Stock Option Committees of the board of directors for a portion of Fiscal 2003. Mr. Katz does not presently serve on the Compensation Committee. Mr. Katz is Of Counsel to Katz, Ettin, Levine, Kurzweil, Weber & Scialaeba, P.A., which performed legal services for the Company during Fiscal 2003. In addition, Mr. Orleans and Mr. Katz are partners in Palm Aire Associates, LP and each owns a fifty percent equity interest in Resorts at Palm Aire, Inc., the general partner of Palm Aire Associates, LP. Mr. Orleans and Mr. Katz are both members of the board of directors of Resorts at Palm Aire, Inc.

Employment Contracts with Named Executives

         Jeffrey P. Orleans

         The Company entered into an employment agreement with Jeffrey P. Orleans in June 1987. While the initial term of the agreement has expired, it automatically renews for successive one year terms, unless either Mr. Orleans or the Company gives notice of termination at least 180 days prior to the end of the then current term. Pursuant to the employment agreement, Mr. Orleans is to serve as Chairman of the board of directors and Chief Executive Officer of the Company and is to be paid a base salary of $300,000, which may be increased from time to time. In addition, Mr. Orleans is entitled to receive bonus compensation equal to 3% of certain of the Company's pre-tax profits as defined by the agreement. This bonus compensation is awarded in a manner consistent with the Company's Incentive Compensation Plan described under the caption "Compensation Committee Report on Executive Compensation."

         Mr. Orleans' employment agreement also provides that if Mr. Orleans' employment terminates as a result of his death or disability, he or his estate is entitled to receive his base salary for the lesser of (a) a period of 120 days following such termination and (b) the balance of the then existing term together with a prorated portion (based on the number of days employed) of bonus compensation he would have received had his employment not terminated.

         Under Mr. Orleans' employment agreement, he is also entitled to certain fringe benefits, including health, travel and accident, long-term disability and life insurance generally available to the Company's senior officers. The Company also pays certain vehicle and air travel expenses for Mr. Orleans.

         J. Russell Parker, III and Thomas Gancsos

         The written employment agreements the Company had with Messrs. J. Russell Parker, III and Thomas Gancsos have expired and the Company has not entered into new written employment agreements. Messrs. Parker and Gancsos, however, remain employees of the Company and their salaries and health and similar benefits remain generally the same as provided under their written employment agreements.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         Compensation Committee

         The Compensation Committee consists of Messrs. Kaplan and Temple and is chaired by Mr. Kaplan. The Compensation Committee reviews and recommends salaries, bonuses and other forms of compensation for executive officers and other key employees of the Company.

         Overview and Philosophy

         The Compensation Committee is mindful of the need to align the interests of management with the interests of the Company's stockholders. The Compensation Committee believes that the objectives of the stockholders will be best achieved by having a substantial portion of executive cash compensation tied to annual corporate earnings and by providing incentives to management through the use of stock options. Consistent with this philosophy, compensation for the Company's executives consists of a base salary, a bonus and, in some cases, stock options. In addition, if the Stock Award Plan is approved by the Company's stockholders, executives' compensation may in the future also include awards of stock which may be subject to various restrictions and terms.

         Senior Executive Officers' Compensation

         The compensation of the Company's three most senior executive officers, Messrs. Orleans, Goldman and Vesey, is reviewed by the Compensation Committee and approved by the board of directors. For Fiscal 2003, Mr. Orleans' base salary was $300,000, which has been the same since 1994, Mr. Goldman's base salary was $225,000, and Mr. Vesey's base salary was $235,000. Mr. Orleans' compensation is also subject to his employment agreement with the Company discussed above under the caption "Employment Contracts with Named Executives."

         Other Executive Officers' Compensation

         For Fiscal 2003, the Compensation Committee assumed the responsibility for the cash and other compensation to be paid to Messrs. Santangelo and Schaal, except for any compensation under the Company's incentive stock plans. The compensation of Mr. Parker was set by his employment agreement with PLC which expired in October 2003. The compensation of Messrs. Gancsos and Piccola was determined and paid in a manner consistent with the terms set forth in their employment agreements with PLC, which expired during Fiscal 2003. The amount and nature of compensation to be received by the Company's executive officers was determined in accordance with the recommendations of the Chief Executive Officer.

         Base Salary

         The compensation to executive officers of the Company is generally in the low range of base salary amounts paid to comparable executive officers at similar companies. Increases in base salaries have been limited over the last several fiscal years and are adjusted based on the performance of an individual executive, increased responsibilities assumed by such executive, compensation trends in the real estate industry and general market compensation levels for comparable positions. The base salaries for Messrs. Gancsos, Parker and Piccola for Fiscal 2003 were set by their employment agreements with PLC. The employment agreements of Messrs. Gancsos and Piccola expired on October 12, 2002 and, since such date, their base salary has been set in the same manner as the compensation of the Company's other executive officers.

         Incentive Compensation Programs

         The Compensation Committee believes that it is important for the Company to further align the interests of its executive officers and key employees with the interests of the stockholders by establishing a direct link between executive pay and the Company's operating financial performance. Accordingly, effective as of July 1, 2002, the board of directors adopted the Orleans Homebuilders, Inc. Incentive Compensation Plan, which was an amendment and restatement of the incentive compensation plan initially adopted by the board of directors in 1994. As of October 1, 2003, the board of directors has also adopted an amendment to the Incentive Compensation Plan allowing payment of all or a part of bonus awards under the Incentive Compensation Plan to be made in shares of Common Stock, which may be subject to various restrictions and terms.

         For Fiscal 2003, the board of directors continued management performance goals, which included continued growth in profitability, reduction of unproductive assets, acquisition and financing of new and existing assets, and improvements by management to reduce overhead and increase efficiency. With respect to Fiscal 2003, pursuant to the Incentive Compensation Plan, 3% of pre-tax profits were awarded to Mr. Orleans, 1.1% of pre-tax profits were awarded to Mr. Goldman and 1.5% of pre-tax profits were awarded to Mr. Vesey. An aggregate of approximately 2.4% of pre-tax profits were awarded to the Company's other senior officers based upon their attainment of certain performance goals.

         The incentive compensation plan discussed above does not apply to Messrs. Gancsos, Parker or Anthony L. Piccola, executive officers in the Company's southern region, or other key employees in the Company's southern region. Mr. Parker's employment agreement with the Company expired on October 12, 2003 and the employment agreements of Messrs. Gancsos and Piccola expired on October 12, 2002. Under these employment agreements, for Fiscal 2003 performance, Messrs. Parker and Piccola were entitled to receive certain incentive compensation if certain pre-tax profits of the Company for Fiscal 2003 exceeded $1,750,000. The employment agreements also provided that Mr. Piccola and Mr. Gancsos were also entitled to receive an annual bonus based upon a sliding scale percentage (4% - 8%) of the pre-tax profits attributable to certain operations in the Company's southern region for the Fiscal 2003 period prior to October 12, 2002. Any bonus compensation provided to Messrs. Gancsos and Parker for Fiscal 2003 attributable to periods after the expiration of their employment agreements was awarded at the discretion of the Company. In addition, any future awards of bonus or incentive compensation to Messrs. Gancsos, Parker, and Piccola will be awarded at the Company's discretion.

         1992 Incentive Stock Option Plan

         The 1992 Plan established by the board of directors is intended to align directly the interests of the Company's executives and the stockholders in the enhancement of stockholder value. The ultimate value, if any, received by holders of options, restricted stock and stock appreciation rights granted under the 1992 Plan is directly tied to increases in the Company's stock price. Therefore, these stock options and stock appreciation rights serve to link closely the interests of management and stockholders by motivating executives to make decisions that will serve to increase the long-term return to the stockholders. Additionally, grants under the 1992 Plan generally include vesting and termination provisions, which the board believes will encourage recipients of grants made under the 1992 Plan to remain employees of the Company. Options granted under the 1992 Plan generally have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, become exercisable in installments within a period of three years from the date of grant, and are contingent upon the grantee's continued employment.

         Other Benefits

         The Company makes available health care benefits and a 401(k) plan for executive officers on terms generally available to all Company employees. Messrs. Gancsos, Parker and Piccola receive similar benefits pursuant to their agreements with PLC. The board of directors believes that such benefits are comparable to those offered by other real estate developers of similar size. Except for benefits to Mr. Orleans, the amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of the salary of any executive officer in the last fiscal year.

                                               The Compensation Committee

                                               David Kaplan, Chairman
                                               John W. Temple


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Convertible Note

         In 1996, Mr. Orleans advanced $3 million to the Company evidenced by a $3 million Convertible Subordinated 7% Note (the "Convertible Note"). The issuance of the Convertible Note was approved in advance by a Special Committee of non-employee directors after receiving an opinion from an investment banking firm that the terms were fair to the stockholders of the Company, other than Mr. Orleans, from a financial point of view. During Fiscal 2002, maturity date of the Convertible Note was extended one year to January 1, 2005. The Convertible Note, as modified by certain deferral agreements, provides for interest payable quarterly at 7% per annum and annual principal payments of $1 million beginning January 1, 2003. The Convertible Note contains commercially standard default and other provisions. The holder of the Convertible Note may convert all or any portion (in integral multiples of $1 million) of the principal amount of the Convertible Note into shares of the Company's Common Stock at a conversion price of $1.50 per share, subject to adjustment for splits, combinations, and other capital changes. The closing price of the Company's Common Stock on the American Stock Exchange on July 8, 1996, the date the board of directors approved the terms of the borrowing, was $1.125 per share. Mr. Orleans exercised his right to convert the first annual principal payment of $1,000,000 into shares of the Company's Common Stock and he received 666,666 shares of Common Stock pursuant to the conversion.

         Series D Preferred Stock

         In October, 1998, the Company and Mr. Orleans entered into an Exchange Agreement pursuant to which Mr. Orleans exchanged notes he held evidencing $3 million payable by the Company for 100,000 shares of Series D Preferred Stock. The terms of the proposed exchange were approved by the board of directors after receiving an opinion from an investment banking firm that the terms were fair to the stockholders of the Company, other than Mr. Orleans, from a financial point of view.

         The Series D Preferred Stock has a liquidation value of $3,000,000, or $30.00 per share, and requires annual dividends of 7% of the liquidation value. The dividends are cumulative and payable quarterly. The Series D Preferred Stock is redeemable by the Company at any time after December 31, 2003, in whole or in part, at a cash redemption price equal to the liquidation value plus all accrued and unpaid dividends on the redeemed shares to the date of redemption. The Series D Preferred Stock is convertible into 2,000,000 shares of Common Stock at a conversion price of $1.50 per share. The closing price of the Company's Common Stock on the American Stock Exchange on April 20, 1998 (the date of board of directors approval of the issuance of the Series D Preferred Stock) was $1.19.

         If Mr. Orleans were to convert the remaining outstanding principal of the Convertible Note and the Series D Preferred Stock in full at its initial conversion prices of $1.50 per share, his beneficial ownership of the Company's Common Stock would increase by 3,333,334 shares and his percentage ownership of the outstanding common stock of the Company, based on the number of shares of Common Stock outstanding on September 30, 2003, would increase from approximately 63% to approximately 71%.

         Line of Credit

         During the fiscal year ended June 30, 1999, the Company entered into an agreement with Mr. Orleans for a $4,000,000 unsecured line of credit. The agreement provides for an annual review by Mr. Orleans for a one-year extension and currently expires June 30, 2004, with annual interest at LIBOR plus 4%, payable monthly. There were no principal or interest balances outstanding as of June 30, 2003 and 2002.

         Relationship with A.P. Orleans Insurance Agency Inc.

         The Company places a majority of its corporate insurance through A.P. Orleans Insurance Agency, Inc., of which Mr. Orleans is the sole shareholder. The Company also uses A.P. Orleans Insurance Agency, Inc. to purchase surety bonds that the Company is required to maintain with various municipalities as part of its ongoing operations as a developer on specific projects in those municipalities. The Company incurred aggregate expenses of approximately $2,350,000 in Fiscal 2003 and aggregate expenses of approximately $1,472,000 in Fiscal 2002 for these insurance policies. A.P. Orleans Insurance Agency, Inc. received customary commissions from the insurance companies for serving as broker.

         Relationship with Title Insurer

         Mr. Goldman and Mr. Orleans each own a 31% equity interest in a limited partnership that has a consulting agreement with a third party real estate title insurance company (the "Title Company"). The Company purchases real estate title insurance and related closing services from the Title Company for various parcels of land acquired by the Company. The Company paid the Title Company approximately $80,000, $190,000, and $197,000, for the Company's fiscal years ended June 30, 2003, 2002 and 2001, respectively. In addition, the Company's homebuyers may elect to utilize the Title Company for the purchase of real estate title insurance and real estate closing services but, the homebuyers are under no obligation to do so.

         Under the terms of the consulting agreement, which expires in July 2007, the limited partnership providing the consulting services is entitled to receive 50% of the pre-tax profits attributable to certain operations of the Title Company, subject to certain adjustments. In addition, the limited partnership and the principals of the limited partnership, including Mr. Goldman and Mr. Orleans, have agreed not to engage in the real estate title insurance business or the real estate closing business during the term of the consulting agreement.

         Other

         An entity in which Mr. Orleans owns a 67% interest, JPO-EAM Associates, LP, purchased five residential units from the Company in July 2002 for an aggregate purchase price of $316,795. The purchase price was determined by the Company in accordance with New Jersey Consumer Office of Affordable Housing regulations. The deeds for these units contain restrictions requiring that they be rented to low and moderate income families for not less than 20 years. The construction and sale of these homes assists the Company in satisfying certain of its obligations to provide low and moderate income housing.

         The Company, through its wholly-owned subsidiary Orleans Affordable Housing LP is a limited partner in OKKS Development LP, a Pennsylvania limited partnership, and a member of the general partner of OKKS Development LP, OKK LLC, a Pennsylvania limited liability company. In the aggregate, the Company indirectly owns a 28.33% equity interest in OKKS Development LP. OKKS Development LP was formed for the purpose of engaging in certain residential development activities which are primarily government assisted. The other limited partners of OKKS Development LP and other members of OKK LLC include a trust for the benefit of certain members of the family of Mr. Lewis Katz, a member of the Company's board of directors. In Fiscal 2003, OKKS Development LP was capitalized with initial contributions by the limited partners of $50,000 each. During Fiscal 2003 no profits were distributed to the limited partners of OKKS Development LP or the members of OKK LLC. Since the end of Fiscal 2003, the limited partners have contributed an additional $50,000 each to OKKS Development LP.

         Mr. Orleans owns a 33.5% equity interest in Marne Associates, LLC and trusts for the benefit of certain members of his family collectively own a 16.5% equity interest in Marne Associates, LLC. Mr. Benjamin Goldman, Vice Chairman of the Company, is the trustee of each of the trusts. The Company has executed a lease with Marne Associates, LLC for 8,000 square feet of office space in a shopping center currently being constructed by Marne Associates, LLC. The initial term is five years at $14 per square foot. The Company has the option to renew the lease at the end of the initial term for an additional five years at $16 per square foot.

         On March 20, 2000, Thomas Vesey, the brother of Michael T. Vesey, President and Chief Operating Officer of the Company, was hired to assist the Company in evaluating and identifying opportunities for expansion into additional market areas. Presently, Mr. Vesey is the Division Manager for Charlotte, North Carolina. During Fiscal 2003 Mr. Thomas Vesey's annual salary was $150,000 and he received a bonus of approximately $94,800 related to Fiscal 2003 performance.

         J. Russell Parker, III, President, Parker Lancaster Corporation and Parker & Orleans Homebuilders, Inc., owns 52% of the equity of Moorefield Title, Inc. In Fiscal 2003, the Company made payments to Moorefield Title, Inc. of approximately $88,860 for title insurance and related services and to reimburse Moorefield Title, Inc. for certain expenses relating to Moorefield Title, Inc. employees that perform services for the Company from time to time.

         Mr. Robert M. Segal, a director of the Company, is a partner in the law firm Wolf, Block, Schorr and Solis-Cohen LLP, which serves as the Company's general counsel. Mr. Katz, also a director of the Company, is Of Counsel to the law firm Katz, Ettin, Levine, Kurzweil, Weber & Scialaeba, P.A., which has performed legal services for the Company in the past year.

         In the opinion of the board of directors, all of the transactions described in "Certain Relationships and Related Transactions," insofar as they involve transactions by affiliates of the Company with the Company, are on terms that are comparable to or not less favorable than, terms which would have been obtainable by the Company from unaffiliated third parties.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is composed of three independent directors, in accordance with the requirements of Section 121(A) of the American Stock Exchange listing standards, and operates under a written charter adopted by the Board of Directors. The charter was included in the Company's Proxy Statement dated October 29, 2001.

         The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements for Fiscal 2003 with management including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee has reviewed and discussed the Company's audited financial statements for Fiscal 2003 with management and the Company's independent public accountants. Specifically, the Audit Committee has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

         The Audit Committee has received the written disclosures and the letter from the Company's independent public accountants, PricewaterhouseCoopers LLP, required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with the independent public accountants their independence.

         The Committee, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, has met with management and the Company's independent public accountants prior to the filing of officers' certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2003. The Audit Committee's recommendation was considered and accepted by the Board of Directors.

                                             Audit Committee

                                             Jerome S. Goodman
                                             Robert N. Goodman
                                             Andrew N. Heine



                  ADDITIONAL INFORMATION REGARDING THE AUDITORS

         PricewaterhouseCoopers LLP has been selected to be the independent accountants for the Company for its 2004 Fiscal Year. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if desired and to be available to respond to any appropriate questions.

         Audit Fees

         The aggregate fees and expenses charged to the Company by PricewaterhouseCoopers LLP for its audit of the Company's financial statements for Fiscal 2003 and for its review of financial statements included in the Company's quarterly reports on Form l0-Q for Fiscal 2003 were approximately $150,000.

         Financial Information Systems Design and Implementation Fees

         There were no services performed or fees charged to the Company by PricewaterhouseCoopers LLP for information technology services for Fiscal 2003.

         All Other Fees

         The aggregate fees and expenses charged to the Company by PricewaterhouseCoopers LLP for all other services, which include fees related to business acquisitions, tax consultation, tax return preparation and accounting consultation for Fiscal 2003 were approximately $68,425.

         The Audit Committee has considered the nature of the above-listed services provided by PricewaterhouseCoopers LLP and determined that such services are compatible with their provision of independent audit services.

        DEADLINE FOR FILING STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Pursuant to Securities Exchange Act of 1934 Rule 14a-8(e), proposals which stockholders desire to have included in the Company's proxy statement for the annual meeting in 2004 must be submitted in writing and received by the Company at its principal executive officers on or before July 6, 2004. Any Stockholder wishing to propose a nominee for membership on the Company's board of directors should submit a recommendation in writing in accordance with the foregoing, for consideration by the board of directors, indicating the nominee's qualifications and other biographical information and providing confirmation of the nominee's consent to serve as a director.

         A stockholder may wish to have a proposal presented at the 2004 annual meeting, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Company at its principal executive offices on or before September 19, 2004 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), then such proposal shall be deemed "untimely" for purposes of Securities and Exchange Commission Rule 14a-4(c). Therefore, the Company's proxy committee will be allowed to use its discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2004 Annual Meeting of Stockholders.

         The Company has not been notified by any stockholder of such stockholder's intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy grants the proxy committee discretionary authority to vote on any matter properly brought before this year's Annual Meeting.





                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 2003. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND UPON PAYMENT OF A REASONABLE FEE. ALL REQUESTS SHOULD BE DIRECTED TO JOSEPH A. SANTANGELO, SECRETARY-TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE ONE OF THIS PROXY STATEMENT.

October 27, 2003

                                  By Order of the Board of Directors


                                 JOSEPH A. SANTANGELO,
                                 Secretary-Treasurer and Chief Financial Officer

                                                                      APPENDIX A

                           ORLEANS HOMEBUILDERS, INC.
                           INCENTIVE COMPENSATION PLAN
                  (Amended and Restated Effective July 1, 2002)

Purpose

         The Orleans Homebuilders, Inc. Incentive Compensation Plan, as herein amended and restated (the "Plan"), is an amendment and restatement of the incentive compensation plan originally adopted by the Company on July 18, 1994, and as previously in effect. The Plan is designed to reward those executives and key employees of Orleans Homebuilders, Inc., a Delaware corporation (the "Company") and its affiliates who are designated as Participants for achieving corporate performance objectives, and to provide, in particular, a performance incentive for these executives and key employees that is linked to the Company's operating financial performance.

                            ARTICLE I - DEFINITIONS

         1.1 "Board" shall mean the Board of Directors of the Company.

         1.2 "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

         1.3 "Committee" shall mean the Compensation Committee of the Board, or such other committee as may be designated by the Board to act as the administrative committee with respect to the Plan.

         1.4 "Covered Employee" shall mean, with respect to any fiscal year of the Company, each officer, other than the chief executive officer, whose compensation for such fiscal year is required to be disclosed to shareholders in the proxy statement relating to the annual meeting of stockholders of the Company held during the next fiscal year pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

         1.5 "Net Pre-Tax Profits" shall mean the Company's consolidated operating profits determined before taxes and without taking into account nonrecurring items, income or loss arising from extraordinary items, discontinued operations, debt repurchase at a discount, or any amounts paid or accrued pursuant to the Plan. The Company shall determine the Company's Net Pre-Tax Profits applying for these purposes generally accepted accounting principles.

         1.6 "Participant" shall mean the following persons:

                  (a) Jeffrey P. Orleans, Chairman of the Board and Chief Executive Officer of the Company;

                  (b) Benjamin D. Goldman, Vice Chairman of the Board;

                  (c) Michael T. Vesey, President and Chief Operating Officer;
and

                  (d) Such other of the Company's officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) and other key employees as may be designated as Participants in the Plan by the Committee.

         1.7 "Performance Period" shall mean the Plan Year.

         1.8 "Plan Year" shall mean the Company's fiscal year, beginning on July 1 and ending on June 30.

                   ARTICLE II - ELIGIBILITY AND PARTICIPATION

         2.1 Participation in the Plan for a Plan Year shall be open to those employees who are designated as Participants pursuant to the Plan or by action of the Committee from time to time.

         2.2 If a Participant has not been a Participant for a full Plan Year, such Participant's benefits payable under the Plan, if any, shall be limited to a pro-rata portion of the benefit otherwise payable for such Plan Year based on the portion of the Plan Year such Participant was a Participant in the Plan.

                         ARTICLE III - PERFORMANCE GOAL

         No amount shall be payable pursuant to the Plan with respect to a Plan Year unless the Company has Net Pre-Tax Profits for such Plan Year.

                   ARTICLE IV - DETERMINATION OF BONUS AWARDS

         4.1 As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Company has any Net Pre-Tax Profits, and shall, if there are such Net Pre-Tax Profits, determine the amount payable pursuant to the Plan, as set forth below:

                  (a) The bonus payable to Jeffrey P. Orleans for each Plan Year shall be equal to three percent (3%) of the Company's Net Pre-Tax Profit for such Plan Year.

                  (b) The bonus payable to Michael T. Vesey for each Plan Year shall be equal to one and one-half percent (1 1/2%) of the Company's Net Pre-Tax Profit for such Plan Year.

                  (c) Subject to Section 4.2, the bonus payable to each other Participant for each Plan Year shall be determined by the Committee; provided, however, that in no event shall the bonus payable to any such other Participant in any Plan Year exceed one and one-half percent (1 1/2%) of the Company's Net Pre-Tax Profits for the Plan Year.

                  (d) Notwithstanding any other provisions of the Plan, the aggregate payments to Participants under the Plan with respect to any Plan Year shall equal eight percent (8%) of the Company's Net Pre-Tax Profits for such Plan Year. The Committee shall take this aggregate payment amount into account in its determination of the aggregate bonus amount awarded pursuant to Section 4.1(c).

         4.2 The Committee shall have no discretion to increase the maximum bonus payable to any Participant under the Plan, but shall have the right and obligation to reduce the amount of or totally eliminate one or more such bonuses (other than the bonuses payable to Messrs. Orleans and Vesey) so as to cause the aggregate amount of bonuses payable under the Plan with respect to a Plan Year to be equal to eight percent (8%) of the Company's Net Pre-Tax Profits for the Plan Year).

         4.3 Notwithstanding anything to the contrary in this Article IV, no amount shall be payable under the Plan to any Participant who is not employed by the Company or an affiliate of the Company as of the date payment is to be made unless the Participant's termination of employment is attributable to the Participant's death, disability, or retirement.

                         ARTICLE V - PAYMENT OF AWARDS

         5.1 Approved bonus awards shall be payable by the Company in cash to each Participant, or to his estate in the event of his death, in a single payment or in installments, after the end of each Performance Period, but only after the Committee has certified in writing that the relevant performance goal for the Plan Year has been achieved.

         5.2 If a bonus award is payable to a Participant who is no longer employed by the Company or an affiliate of the Company by reason of such Participant's death, disability or retirement, the amount of the bonus award payable to such Participant shall be reduced to reflect the portion of the year the Participant was a Participant in the Plan, as provided in Section 2.2, above.

                    ARTICLE VI - OTHER TERMS AND CONDITIONS

         6.1 No bonus award shall be paid under the Plan unless and until the material terms have been disclosed to and approved by the Company's shareholders by a majority of votes cast in a separate vote, either in person or by proxy, including abstentions to the extent abstentions are counted as voting under applicable state law, such requirements to be interpreted in a manner consistent with the applicable provisions of Treasury Regulation Section 1.162-27, promulgated pursuant to Section 162(m) of the Code.

         6.2 No person shall have any legal claim to be granted an award under the Plan and the Committee shall have no obligation to treat Participants uniformly. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

         6.3 Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any Participant's compensation at any level.

         6.4 The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

                          ARTICLE VII - ADMINISTRATION

         7.1 All members of the Committee shall be persons who qualify as "outside directors" as defined under Section 162(m) of the Code.

         7.2 The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

         7.3 Except with respect to matters which under Section 162(m)(4)(C) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

         7.4 The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

         7.5 The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of Section 162(m) of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the performance criteria specified in Article III or the maximum bonus payable to any Participant as specified in Sections 4.1 and 4.2 without shareholder approval, unless shareholder approval is not required in order for bonuses paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code.

         7.6 No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

         7.7 The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania.

                     AMENDMENT TO ORLEANS HOMEBUILDERS, INC.
                           INCENTIVE COMPENSATION PLAN

                                October 27, 2003

         WHEREAS, the Board of Directors (the "Board") of Orleans Homebuilders, Inc. (the "Company") has determined that it is appropriate to amend the Orleans Homebuilders, Inc. Incentive Compensation Plan (the "Plan") with respect to the payment of Bonus Awards (as defined in the Plan), so as to permit the payment of all or any portion of a Bonus Award in the form of a transfer of the Company's Common Stock, par value $.10, on the terms set forth herein; and

         WHEREAS, the Board has the right, pursuant to Section 7.5 of the Plan, to amend the Plan, subject to the approval of the Company's stockholders in the case of an amendment that could cause bonuses paid to a Covered Employee (as defined in the Plan) not to be qualified as performance-based compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, effective with respect to any bonuses paid under the Plan after the date this Amendment has been adopted and approved by the Company's stockholders, the Plan is hereby amended as follows:

         A new Section 5.3 is added at the end of Article V of the Plan to read:

                           "5.3 Notwithstanding anything herein to the contrary,
                  the Committee may, at its discretion, provide for the payment of all or of any portion of an approved bonus award to a Participant by a transfer to such Participant of shares of the Company's Common Stock, par value $.10 (the "Shares"), subject to the following terms and conditions:

                                    (a) The number of Shares transferred in lieu
                  of cash shall be determined by reference to a per share exchange equal to a price that is at least 75%, and is no more than 100%, of the closing price of such shares on the first business day following the end of the Performance Period to which the bonus award relates.

                                    (b) The Shares shall be in the form of an
                  Award granted under the Company's Stock Award Plan.

                                    (c) The terms of the Award shall be subject
                  to such requirements as to vesting of the Shares, conditions of forfeiture and restrictions on transfer or disposition as the Committee deems appropriate, at its sole discretion.

                                    (d) The provisions of this Section 5.3 shall
                  not become effective with respect to any Participant who is a Covered Employee until the first Performance Period that commences following the adoption of this Amendment, except to the extent that the compensation payable to such Covered Employee would not be subject to the limitations on deductibility imposed on the Company pursuant to Section 162(m) of the Code."

         In all other respects, the Plan shall remain in full force and effect.



                                  ORLEANS HOMEBUILDERS, INC.



                                  By:  Jeffrey P. Orleans
                                       ----------------------------------------
                                       Jeffrey P. Orleans, Chairman and Chief
                                       Executive Officer

                                                                      APPENDIX B

                           ORLEANS HOMEBUILDERS, INC.
                                STOCK AWARD PLAN

                      As Adopted by the Board of Directors

                        (Effective as of October 1, 2003)

         1. Purpose. Orleans Homebuilders, Inc. a Delaware corporation (the "Company"), hereby adopts the Orleans Homebuilders, Inc. Stock Award Plan (the "Plan"), for the purpose of permitting the grant awards of the Company's common stock to those individuals eligible to participate in the Plan. The Plan is intended to recognize the contributions made to Company by employees (including employees who are members of the Board of Directors) of Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of Company or an Affiliate, and to improve the ability of Company or an Affiliate to attract, retain, and motivate individuals upon whom Company's sustained growth and financial success depend. Through the Plan, Company will provide such persons with an opportunity to acquire or increase their proprietary interest in Company, and to align their interest with the interests of shareholders, through the transfer or issuance of the Company's Common Stock, subject to such terms and conditions as may be established with respect to any such Award. The Plan is also intended to permit grants of Awards that will, when granted in connection with the terms of the Company's Incentive Compensation Plan, constitute "performance-based compensation" as that term is used for purposes of Section 162(m) of the Code, at the discretion of the Committee.

         2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to Company within the meaning of Section 424(e) or (f) of the Code, of any successor provision.

                  (b) "Award" shall mean a transfer of Common Stock made pursuant to the terms of the Plan subject to such terms, benefits or restrictions as the Committee shall specify in the Award Agreement.

                  (c) "Award Agreement" shall mean the agreement between Company and a Grantee with respect to an Award made pursuant to the Plan.

                  (d) "Board" means the Board of Directors of Company.

                  (e) "Capitalization Adjustment" means the adjustment to the number or class of shares and payment, if any, required in connection with an Award, as permitted to be made pursuant to the provisions of Section 9 of the Plan.

                  (f) "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following dates:

                  (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; or

                  (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; or

                  (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Class A Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Class A Common Stock of the Company immediately before the merger or consolidation; or

                  (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan is effective, shall have been the beneficial owner of or have voting control over shares of Common Stock of the Company possessing more than twenty-five percent (25%) of the aggregate voting power of the Company's Common Stock) shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty five percent (25%) of the outstanding shares of the Company's Class A Common Stock; or

                  (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

                  (h) "Committee" shall have the meaning set forth in Section 3 of the Plan.

                  (i) "Common Stock" shall mean the Company's Common Stock, par value $.10 per Share.

                  (j) "Company" means Orleans Homebuilders, Inc., a Delaware corporation.

                  (k) "Employee" means an employee of Company or an Affiliate.

                  (l) "Grantee" shall mean a person to whom an Award has been granted pursuant to the Plan.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

                  (n) "Non-Employee Director" shall mean a member of the Board who is a "non-employee director" as that term is defined in paragraph (b)(3) of Rule 16b-3 and an "outside director" as that term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code.

                  (o) "Non-Employee Director Committee" means a committee designated by the Board to act as the Committee with respect to the Plan that consists solely of two or more Non-Employee Directors.

                  (p) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

                  (q) "Section 16 Officers" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Exchange Act or any successor rule, and who is subject to the reporting requirements under Section 16 of the Exchange Act with respect to Company's Common Stock.

                  (r) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

                  (s) "Shares" means the shares of Common Stock of Company which are granted as Awards under the Plan.

         3. Administration of the Plan. The Board may administer the Plan and/or it may, in its discretion, designate a committee or committees composed of two or more of directors to operate and administer the Plan with respect to all or a designated portion of the participants. To the extent that the Committee is empowered to grant Awards to Section 16 Officers or persons whose compensation might have limits on deductibility under Code Section 162(m), the Board may, at its discretion, appoint a separate committee to administer the Plan with respect to those persons, each member of such committee being a Non-Employee Directors. Any such committee designated by the Board, and the Board itself in its administrative capacity with respect to the Plan, is referred to as the "Committee."

                  (a) Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings. The Committee may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by all its members shall be as effective as though it had been taken at a meeting duly called and held.

                  (b) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan, provided that this Subsection 3(b) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

                  (c) Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled, without further act on the member's part, to indemnity from Company and limitation of liability to the fullest extent provided by applicable law and by Company's Articles of Incorporation and/or Bylaw in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting Awards thereunder in which the member may be involved by reason of the member being or having been a member of the Committee, whether or not the member continues to be such member of the Committee at the time of the action, suit or proceeding.

                  (d) Interpretation. The Committee shall have the power and authority to (i) interpret the Plan, (ii) adopt, amend and revoke rules and regulations for its administration that are not inconsistent with the express terms of the Plan, and (iii) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by Awards or constitute a material amendment for any purpose under the Code. Any such actions by the Committee shall be final, binding and conclusive on all parties in interest.

         4. Eligibility. All Employees of the Company shall be eligible to receive Awards hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as an Employee.

         5. Shares Subject to Plan. The aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan is four hundred thousand (400,000). The number of shares which may be issued under the Plan shall be subject to a permitted Capitalization Adjustment. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of Company. If Shares subject to an Award have been conveyed back to Company pursuant to the terms of an Award Agreement, the Shares that were conveyed back to Company shall again be available for issuance pursuant to the terms of one or Awards, granted pursuant to the Plan.

         6. Term of the Plan. The Plan is effective as of October 1, 2003, the date as of which it was adopted by the Board, subject to the approval of the Plan by the Company's stockholders in a manner required by state law. Unless and until the Plan is so approved by the Company's stockholders, no Awards may be granted. The Plan shall terminate on the tenth anniversary of the date of its adoption, unless earlier terminated at the discretion of the Board.

         7. Change of Control. In the event of a Change of Control, the Committee may take whatever action it deems necessary or desirable with respect to Awards which have not yet fully vested, including, without limitation, accelerating the vesting date applicable to such Awards.

         8. Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

                  (a) Number of Shares. Each Award Agreement shall state the number of Shares or other units or rights to which it pertains.

                  (b) Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Award. If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the payment date specified in the Award Agreement. A Grantee shall make payment (i) in cash, (ii) by certified check payable to the order of Company, or (iii) by such other mode of payment as the Committee may approve.

                  (c) Grant. In the case of an Award which provides for a grant of Shares without any payment by the Grantee, the grant shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the grant shall take place on the date the initial payment is delivered to Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing Shares granted pursuant to an Award shall be issued in the sole name of the Grantee.

                  (d) Conditions. The Committee may specify in an Award Agreement any conditions under which the Grantee of that Award shall be required to convey to Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by Company or its designee until such time as each and every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or Company officer stock transfer powers covering the Award Shares duly endorsed by the Grantee. Unless otherwise provided in the Award Agreement or determined by the Committee, dividends and other distributions made on Shares held in escrow shall be deposited in escrow, to be distributed to the party becoming entitled to the Shares on which the distribution was made. Stock certificates evidencing Shares subject to conditions shall bear a legend to the effect that the Shares evidenced thereby are subject to repurchase by, or conveyance to, Company in accordance with the terms applicable to such Shares under an Award made pursuant to the Plan, and that the Shares may not be sold or otherwise transferred.

                  (e) Lapse of Conditions. Upon termination or lapse of all forfeiture conditions, Company shall cause certificates without the legend referring to Company's repurchase or acquisition right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee's surrender to Company of the legended certificates held by the Grantee.

                  (f) Rights as Shareholder. Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of subsection 13(c), the Grantee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and (subject to the provisions of Subsection 13(d)) receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

         9. Adjustments on Changes in Capitalization.

                  (a) In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of Company which are convertible into Common Stock) or dividends payable in Shares, an equitable adjustment may be made by the Committee as it deems appropriate in the aggregate number of shares available under the Plan.

                  (b) The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

         10. Amendment of the Plan. The Board may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board may not change the class of persons eligible to receive Awards, or increase the maximum number of Shares which may be granted as Awards under the Plan without obtaining approval of the Company's stockholders in the manner required by state law. No amendment to the Plan shall adversely affect any outstanding Award, however, without the consent of the Grantee or Grantee, as the case may be.

         11. No Commitment to Retain. The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of Company or any Affiliate to retain the Grantee or Grantee as an employee, director, consultant or advisor of Company or any Affiliate, or in any other capacity.

         12. Withholding of Taxes. In connection with any event relating to an Award, Company shall have the right to (a) require the recipient to remit or otherwise make available to Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for such Shares, or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding any Shares, funds or other property otherwise due to the Grantee or Grantee. The Company's obligations under the Plan shall be conditioned on the Grantee's or Grantee's compliance, to Company's satisfaction, with any withholding requirement.

[X] PLEASE MARK VOTES               REVOCABLE PROXY
    AS IN THIS EXAMPLE           ORLEANS HOMEBUILDERS, INC.

   ANNUAL MEETING OF STOCKHOLDERS
   FRIDAY, DECEMBER 5, 2003

   THIS PROXY IS SOLICITED ON BEHALF OF
          THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints Jeffrey P. Orleans and Benjamin D. Goldman, or any of them, with full power of substitution, as the undersigned's proxies and hereby authorizes them to represent and to vote, as designated herein, all the Common Stock of Orleans Homebuilders, Inc. held of record by the undersigned on the close of business on October 22, 2003, at the Annual Meeting of Stockholders to be held on Friday, December 5, 2003 and at any adjournment or postponement thereof.

         UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED, "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE ORLEANS HOMEBUILDERS, INC. INCENTIVE COMPENSATION PLAN AND "FOR" THE PROPOSAL TO APPROVE THE ORLEANS HOMEBUILDERS, INC. STOCK AWARD PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF POSTPONEMENT THEREOF.

                                         --------------------------------------
    Please be sure to sign and date       Date
this Proxy in the box below.             --------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Stockholder sign above                          Co-holder (if any) sign above







                                              For All
1. ELECTION OF DIRECTORS      For  Withhold   Except
                              [ ]    [ ]        [ ]
Nominees: Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman,
Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans, Robert M. Segal, John W. Temple and Michael T. Vesey.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
__________________________________________________________

2. APPROVAL OF THE AMENDMENT TO THE ORLEANS HOMEBUILDERS, INC. INCENTIVE COMPENSATION PLAN.

                  For         Against       Abstain
                  [ ]           [ ]           [ ]

3. APPROVAL OF THE ORLEANS HOMEBUILDERS, INC. STOCK AWARD PLAN.

                  For         Against       Abstain
                  [ ]           [ ]           [ ]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

--------------------------------------------------------------------------------
 ^                                                                          ^
 | Detach above card, sign, date and mail in postage paid envelope provided.|

--------------------------------------------------------------------------------
         Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.

         The above signed acknowledges receipt from Orleans Homebuilders, Inc. prior to the execution of this proxy, of a Notice of the Annual Meeting of Stockholders, a Proxy Statement and an Annual Report to Stockholders.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


________________________________________________


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